SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) January 25, 1996

                     BALCOR REALTY INVESTORS 86 - SERIES I
                       A REAL ESTATE LIMITED PARTNERSHIP
                      -----------------------------------
                           Exact Name of Registrant

Illinois                                     0-15649
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State or other jurisdiction                  Commission file number
of organization

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                        36-3327914
--------------------------                   ---------------------
Address of principal                         I.R.S. Employer
executive offices                            Identification
                                             Number

60015
---------------------------
Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

In 1986, the Partnership acquired Phases I and II of the Pines of Cloverlane apartment complex (together, the "Property") utilizing approximately $7,200,000 of offering proceeds. The Partnership financed the acquisition of the Property with a first mortgage loan in the amount of $16,300,000.

On January 25, 1996, the Partnership contracted to sell the Property for a sale price of $19,300,000 to an unaffiliated party, ERP Operating Limited Partnership, an Illinois limited partnership. The purchaser has deposited $400,000 into an escrow account as earnest money. The remaining $18,900,000 of the sale price will be paid in cash by the purchaser at closing, scheduled for March 7, 1996. From the proceeds of the sale, the Partnership will pay the outstanding balance of the first mortgage loan, expected to be approximately $14,200,000 at closing, and a brokerage commission of $193,000 to an unaffiliated party. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible that the sale of the Property may not occur.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

     (A)  FINANCIAL STATEMENTS:

          None

     (B)  PRO FORMA FINANCIAL INFORMATION:

          None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment there to relating to the sale of the Pines of Cloverlane apartment complex.

No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature
----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR REALTY INVESTORS 86 - SERIES I
                         A REAL ESTATE LIMITED PARTNERSHIP

                              By:  Balcor Partners-XIX,
                                   an Illinois general
                                   partnership, its general
                                   partner

                              By:  The Balcor Company,
                                   a Delaware corporation,
                                   a partner


                              By: /s/ Jerry M. Ogle
                                 -------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary


Dated: February 6, 1996
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